                                                                 (GLENAYRE LOGO)


NEWS RELEASE

Contact:
Debra Ziola   770 283 2569
Investor.Relations@Glenayre.com

(NASDAQ: GEMS)

                 GLENAYRE ANNOUNCES SECOND QUARTER 2003 RESULTS
                  Quarterly Revenue Increased 10% Sequentially

ATLANTA, GA -- AUGUST 4, 2003 -- Glenayre Technologies, Inc. (NASDAQ:GEMS), today reported revenue of $14.6 million for the second quarter of 2003 compared to $13.3 million for the first quarter of 2003, and $18.1 million for the second quarter of 2002. As of June 30, 2003, Glenayre reported a total cash and short-term investments balance of $97.7 million, compared to $97.8 million at March 31, 2003.

Gross margins from continuing operations were 43 percent for the second quarter of 2003 compared to 53 percent for the first quarter of 2003 and 52 percent for the second quarter of 2002. The Company attributed the lower gross margins during the second quarter of 2003, partly to increased royalty expense relating to a cross-licensing agreement. Gross margins were also impacted during the second quarter of 2003 as a result of the Company entering into a competitively priced, four-year strategic supply agreement with an existing OEM customer. Under this agreement, which includes a minimum purchase commitment of approximately $8 million, the Company will deliver the Versera(TM) Large Solutions Platform to a major US wireless service provider.

The Company reported a loss from continuing operations of ($5.4) million for the second quarter of 2003, or ($0.08) per share, which compares to a loss of ($5.8) million, or ($0.09) per share, for the first quarter of 2003 and a loss of ($3.6) million, or ($0.06) per share, for the second quarter of 2002. During the second quarter of 2003 the Company recorded a restructuring charge of $1.6 million primarily related to severance costs as a result of an approximate 18 percent reduction of its continuing operations workforce. This compares to restructuring charges of $0.2 million recorded during the first quarter of 2003 and $0.6 million recorded during the second quarter of 2002.

Including discontinued operations, the Company reported a net loss of ($6.5) million, or ($0.10) per share, for the second quarter of 2003, compared to a net loss of ($4.5) million, or ($0.07) per share, for the first quarter of 2003 and net income of $12.1 million, or $0.19 per share, for the second quarter of 2002. During the second quarter of 2003, the Company reported a loss from the discontinued paging operations of ($1.1) million. This was primarily due to an additional write-down of its facility in Vancouver, British Columbia partially offset by the collection of accounts receivable for which the Company previously reserved.

The Company had assets of $10.4 million and liabilities of $24.0 million related to the discontinued operations at June 30, 2003. The assets are comprised of two facilities that are

 -11360 Lakefield Drive | Duluth, GA 30097 USA-t 770 283 1000-www.Glenayre.com-being actively marketed for sale. The Company has received and accepted offers on both of these facilities and anticipates that both sale transactions will be completed during the second half of 2003. The liabilities consist of employee severance, lease commitments, and other estimated costs associated with exiting the paging business and meeting customer contractual commitments. The Company anticipates that approximately $2 to $4 million of the remaining $24.0 million of liabilities related to discontinued operations will be disbursed in the second half of 2003 and the remainder in 2004 and beyond.

"We are beginning to see the benefits of our highly focused strategy," commented Eric Doggett, president and chief executive officer for Glenayre. "We believe this quarter's 10 percent sequential revenue growth, on top of last quarter's 17 percent growth, demonstrates both the confidence our customers place in new Glenayre solutions and our ability to gain market-share."

Doggett continued, "We are committed to our continued focus on reducing overall expense levels and anticipate that our restructuring activities will result in lower operating expenses for the remainder of the year. At the same time, we believe our aggressive investment in new solutions will stimulate demand for Glenayre Versera platforms, as they are designed to help service providers generate new revenue streams with a lower total cost of ownership."

ABOUT GLENAYRE:

Glenayre is a global provider of enhanced services and messaging solutions for service providers including wireless, fixed network, ISP and broadband. Glenayre systems are designed on open platforms with a standards-based architecture supporting IP and traditional telephony networks for an evolution from 2G to 2.5G and 3G services. More than 200 service providers in over 60 countries have deployed Glenayre messaging solutions for voice, fax and e-mail messaging, including one number services, voice navigation and voice dialing, mailbox out-dialing and one-button call return. Glenayre, headquartered in Atlanta, Georgia, has been providing carrier-grade communications solutions for the global market for over 40 years. For more information, please visit www.Glenayre.com.

SAFE HARBOR STATEMENT

This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. These results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q. These factors include, but are not limited to, restructuring activities; effective convergence of technologies; potential market changes resulting from rapid technological advances; competition; variability of quarterly results and dependence on key customers; volatility of stock price and risk of delisting from the NASDAQ National Market; ability to attract and retain key personnel; proprietary technologies; potential changes in government regulation; potential acquisitions and strategic investments; continuation and expansion of third party agreements; litigation; international business risks and continued terrorist attacks, war or other civil disturbances.

                                      # # #

       Glenayre, Versera and the Glenayre logo are trademarks of Glenayre
                               Electronics, Inc.

                           GLENAYRE TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                       JUNE 30, 2003     DECEMBER 31, 2002
                                                                       -------------     ------------------
                                                                        (UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents                                                $  47,968           $  64,333
Short-term investments                                                      49,725              43,884
Accounts receivable, net                                                    10,663               5,584
Inventories, net                                                             6,709               6,943
Assets, net, discontinued operations                                        10,394              11,709
Prepaid expenses and other current assets                                    3,046               6,698
                                                                         ---------           ---------
    Total Current Assets                                                   128,505             139,151
Property, plant and equipment, net                                           8,309               5,858
Other assets                                                                   776                 795
                                                                         ---------           ---------
TOTAL ASSETS                                                             $ 137,590           $ 145,804
                                                                         =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

Accounts payable                                                         $   3,832           $   3,226
Accrued liabilities                                                         25,923              22,497
Accrued liabilities, discontinued operations                                11,409              10,574
                                                                         ---------           ---------
    Total Current Liabilities                                               41,164              36,297
Other liabilities                                                            6,147               6,416
Accrued liabilities, discontinued operations - noncurrent                   12,614              15,299
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares,
    no shares issued and outstanding                                            --                  --
Common stock, $.02 par value; authorized: 200,000,000 shares,
    outstanding: 2003 - 65,674,690 shares; 2002 - 65,448,353 shares          1,313               1,308
Contributed capital                                                        361,681             361,485
Accumulated deficit                                                       (285,999)           (275,001)
Accumulated other comprehensive income                                         670                  --
                                                                         ---------           ---------
    Total Stockholders' Equity                                              77,665              87,792
                                                                         ---------           ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 137,590           $ 145,804
                                                                         =========           =========

                           GLENAYRE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED
                                                                         JUNE 30,
                                                                  -----------------------
                                                                    2003           2002
                                                                  --------       --------
REVENUES:
     Product sales                                                $ 10,420       $ 13,747
     Service revenues                                                4,208          4,360
                                                                  --------       --------
         Total Revenues                                             14,628         18,107
                                                                  --------       --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION
     SHOWN SEPARATELY BELOW):
     Cost of sales                                                   5,593          6,149
     Cost of services                                                2,729          2,470
                                                                  --------       --------
         Total Cost of Revenues                                      8,322          8,619
                                                                  --------       --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION
     SHOWN SEPARATELY BELOW):                                        6,306          9,488
OPERATING EXPENSES:
     Selling, general and administrative expense                     5,563          7,330
     Provision for doubtful receivables, net of recoveries             (47)          (403)
     Research and development expense                                4,774          4,110
     Restructuring expense                                           1,582            577
     Depreciation expense                                              264          2,280
                                                                  --------       --------
         Total Operating Expenses                                   12,136         13,894
                                                                  --------       --------
OPERATING LOSS                                                      (5,830)        (4,406)
                                                                  --------       --------
OTHER INCOME (EXPENSES):
     Interest income, net                                              460            520
     Gain on disposal of assets, net                                    --             36
     Realized and unrealized gain on securities, net                    --            122
     Other, net                                                          3             93
                                                                  --------       --------
          Total Other Income                                           463            771
                                                                  --------       --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                            (5,367)        (3,635)
     Provision for income taxes                                         --             --
                                                                  --------       --------
LOSS FROM CONTINUING OPERATIONS                                     (5,367)        (3,635)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                          (1,104)        15,782
                                                                  --------       --------
NET INCOME (LOSS)                                                 $ (6,471)      $ 12,147
                                                                  ========       ========
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Loss from continuing operations                                   $  (0.08)      $  (0.06)
Income (loss) from discontinued operations                           (0.02)          0.24
                                                                  --------       --------
Net income (loss) per weighted average common share               $  (0.10)      $   0.19
                                                                  ========       ========
INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION:
Loss from continuing operations                                   $  (0.08)      $  (0.06)
Income (loss) from discontinued operations                           (0.02)          0.24
                                                                  --------       --------
Net income (loss) per weighted average common share               $  (0.10)      $   0.19
                                                                  ========       ========

                           GLENAYRE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                                -----------------------
                                                                   2003          2002
                                                                --------       --------
REVENUES:
     Product sales                                              $ 19,827       $ 33,083
     Service revenues                                              8,144          8,458
                                                                --------       --------
         Total Revenues                                           27,971         41,541
                                                                --------       --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION AND
     AMORTIZATION SHOWN SEPARATELY BELOW):
     Cost of sales                                                 9,309         12,443
     Cost of services                                              5,330          4,754
                                                                --------       --------
         Total Cost of Revenues                                   14,639         17,197
                                                                --------       --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION AND AMORTIZATION
     SHOWN SEPARATELY BELOW):                                     13,332         24,344
OPERATING EXPENSES:
     Selling, general and administrative expense                  13,519         15,294
     Provision for doubtful receivables, net of recoveries          (215)          (342)
     Research and development expense                              9,983          8,442
     Restructuring expense                                         1,804            368
     Depreciation expense                                            408          4,510
                                                                --------       --------
         Total Operating Expenses                                 25,499         28,272
                                                                --------       --------
OPERATING LOSS                                                   (12,167)        (3,928)
                                                                --------       --------
OTHER INCOME (EXPENSES):
     Interest income, net                                            885            999
     Gain on disposal of assets, net                                  14             33
     Realized and unrealized loss on securities, net                  --           (250)
     Other, net                                                       96             99
                                                                --------       --------
          Total Other Income                                         995            881
                                                                --------       --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                         (11,172)        (3,047)
     Provision (benefit) for income taxes                             28         (2,413)
                                                                --------       --------
LOSS FROM CONTINUING OPERATIONS                                  (11,200)          (634)
INCOME FROM DISCONTINUED OPERATIONS                                  202         15,858
                                                                --------       --------
NET INCOME (LOSS)                                               $(10,998)      $ 15,224
                                                                ========       ========
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Loss from continuing operations                                 $  (0.17)      $  (0.01)
Income from discontinued operations                                 0.00           0.24
                                                                --------       --------
Net income (loss) per weighted average common share             $  (0.17)      $   0.23
                                                                ========       ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION:
Loss from continuing operations                                 $  (0.17)      $  (0.01)
Income from discontinued operations                                 0.00           0.24
                                                                --------       --------
Net income (loss) per weighted average common share             $  (0.17)      $   0.23
                                                                ========       ========

                           GLENAYRE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                          JUNE 30,                     JUNE 30,
                                                                  ------------------------       ------------------------
                                                                    2003           2002            2003            2002
                                                                  --------       ---------       --------       ---------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES               $  1,135       $   9,516       $ (7,919)      $   9,435

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant and equipment                     (1,390)         (1,051)        (2,806)         (1,450)
     Proceeds from sale of building and equipment                       --              25             --           4,517
     Reduction of (investment in) short-term securities, net           844              --         (5,841)         (5,000)
     Proceeds from sale of available-for-sale securities                --             164             --             406
                                                                  --------       ---------       --------       ---------
NET CASH USED IN INVESTING ACTIVITIES                                 (546)           (862)        (8,647)         (1,527)
                                                                  --------       ---------       --------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of common stock                                          111               3            235             327
     Purchase of treasury stock                                         --              --            (34)             --
                                                                  --------       ---------       --------       ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                              111               3            201             327
                                                                  --------       ---------       --------       ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   700           8,657        (16,365)          8,235
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    47,268          88,727         64,333          89,149
                                                                  --------       ---------       --------       ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $ 47,968       $  97,384       $ 47,968       $  97,384
                                                                  ========       =========       ========       =========

SUPPLEMENTAL DATA:

RECONCILIATION OF CASH AND CASH EQUIVALENTS TO CASH AND
SHORT-TERM INVESTMENTS:

Cash and cash equivalents                                         $ 47,968       $  97,384       $ 47,968       $  97,384
Short-term investments                                              49,725           5,000         49,725           5,000
                                                                  --------       ---------       --------       ---------
CASH AND SHORT-TERM INVESTMENTS                                   $ 97,693       $ 102,384       $ 97,693       $ 102,384
                                                                  ========       =========       ========       =========